                                                                     EXHIBIT 1.1



                                KCS ENERGY, INC.

                               2,400,000 SHARES*
                                  COMMON STOCK
                                ($.01 PAR VALUE)

                          U.S. UNDERWRITING AGREEMENT

                                                              New York, New York
                                                              December    , 1996

Salomon Brothers Inc
Dillon, Read & Co. Inc.
Prudential Securities Inc.
Morgan Keegan & Company, Inc.
Southcoast Capital Corporation
As Representatives of the several U.S. Underwriters
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

         KCS Energy, Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "U.S. Underwriters"), for whom you (the "Representatives") are acting as representatives, 2,400,000 shares of Common Stock, $.01 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "U.S. Underwritten Securities"). The Company also proposes to grant to the U.S. Underwriters an option to purchase up to 360,000 additional shares of Common Stock (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities") solely to cover over-allotments.

         It is understood that the Company is concurrently entering into an International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company of an aggregate of 600,000 shares of Common Stock (said shares to be sold by the Company pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Securities," and, together with the U.S. Securities, the "Securities"), outside the United States and Canada through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters") for whom Salomon Brothers




---------------------------

        *Plus up to 360,000 additional shares of common stock to cover over-allotments.

International Limited, Dillon, Read & Co. Inc., Prudential-Bache Securities, Morgan Keegan & Company, Inc. and Southcoast Capital Corporation are acting as representatives (the "International Representatives"). The Company also proposes to grant to the International Underwriters an option to purchase up to 90,000 additional shares of Common Stock solely to cover over-allotments (the "International Option Securities"; the International Option Securities, together with the International Underwritten Securities, being hereinafter called the "International Securities"). It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement.

         1.      REPRESENTATIONS AND WARRANTIES.

                 (a) The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (iv) hereof.

                 (i) The Company meets the requirements for filing on Form S-3 and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-15581) on Form S-3, including a related preliminary prospectus, for the registration under the Securities Act of 1933 (the "Act") of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectuses) or (B) after effectiveness of such registration statement, the final prospectuses in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectuses (as hereinafter defined) with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus (as hereinafter defined)) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                 (ii) It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. Such form of prospectus relating to the U.S. Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "U.S. Prospectus"; such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses."

                 (iii) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                 (iv) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus," respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph (i) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter called the "Preliminary Prospectuses." "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                 (v) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and when read together with the other information in the Prospectuses, at the Effective Date and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (vi) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

                 (vii) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

                 (viii) All the Company's subsidiaries (as defined in the Act) are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing does not have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Prospectuses and except for restriction on transferability imposed by the Act or applicable state securities or Blue Sky laws.

                 (ix) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or to which any of their respective properties, is subject, that are not disclosed in the Prospectuses and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Securities or the consummation of the transactions contemplated by this Agreement.
         There are no agreements, contracts, indentures, leases or other instruments of the Company or any of the Subsidiaries that are material to the Company and the Subsidiaries, taken as a whole, that are not described in the Prospectuses. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees except any action or dispute that would not have a Material Adverse Effect, and, to the knowledge of the Company, no such action or dispute is threatened.

                 (x)      Neither the Company nor any of the Subsidiaries is
         (1) in violation of its certificate or articles of incorporation or by-laws or other organization documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except where any such violation or violations in the aggregate would not have a Material Adverse Effect or (2) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as may be disclosed in the Prospectuses or except where such default would not have a Material Adverse Effect.

                 (xi) Neither the issuance, offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organization documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (iii) violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                 (xii) The accountants, Arthur Anderson LLP, who have certified or shall certify the consolidated and combined financial statements included or incorporated by reference in the Prospectuses are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.

                 (xiii) The consolidated financial statements, together with related schedules and notes included or incorporated by reference in the Prospectuses, present fairly the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Prospectuses at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The combined financial statements, together with the notes included in the Prospectuses, present fairly the financial position, results of operations and changes in stockholders' equity and cash flow of Intercoast Oil & Gas Company (formerly Medallion Production Company) and certain of its affiliates (the "Intercoast Entities") on the basis stated in the Prospectuses at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The statements of revenues and direct operating expenses, together with the notes included in the Prospectuses, present fairly the revenues and direct operating expenses of the Sawyer Canyon Properties on the basis stated in the Prospectuses at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Prospectuses (A) present fairly in all material respects the information shown therein, (B) have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulations S-X promulgated under the Act, (C) have been properly computed on the basis described therein, and (D) the assumptions used in preparing the pro forma financial statements and other pro forma financial data included in the Prospectuses are reasonable; and the other financial and statistical information and data set forth in the Prospectuses are accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, are prepared on a basis consistent with such financial statements and the books and records of the Company.

                 (xiv) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the International Underwriting Agreement; the execution and delivery of, and the performance by the Company of its obligations under this Agreement and the International Underwriting Agreement have been duly and validly authorized by the Company, and this Agreement and the International Underwriting Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                 (xv) Except as disclosed in the Prospectuses, subsequent to the date as of which such information is given in the Prospectuses, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                 (xvi) Each of the Company and the Subsidiaries has good and indefeasible title to all real property (and good and marketable title to all personal property) described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Prospectuses and all the property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions in the matters described herein that in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

                 (xvii) Except as permitted by the Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectuses and the Prospectuses.

                 (xviii) Each of the Company and the Subsidiaries have such permits, licenses, franchises, certificates of need and other approvals of authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Prospectuses, except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed, all their respective obligations with respect to the Permits, except where the failure to fulfill or perform such obligations would not have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as described in the Prospectuses, none of the Permits contains any restriction that is materially burdensome to the conduct of the business of the Company and the Subsidiaries taken as a whole.

                 (xix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions of the Company and the Subsidiaries are executed in accordance with management's general or specific authorization; (ii) transactions of the Company and the Subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets of the Company and the Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and the Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (xx) Neither the Company nor any of the Subsidiaries, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

                 (xxi) Except as disclosed in the Prospectuses, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have a Material Adverse Effect.

                 (xxii) No holder of any security of the Company has any right to request or demand registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement. Except as described in the Prospectuses and except for options granted after September 30, 1996 pursuant to plans or arrangements described in the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of the Subsidiaries or any security convertible into or exchangeable or exercisable for capital stock of the Company or any of the Subsidiaries.

                 (xxiii) The Company is not and, upon sale of the Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Issuers of such sale as described in the Prospectuses under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xxiv) The Company and the Subsidiaries are in compliance with, and not subject to any liability under, the common law and all applicable federal, state, local and foreign laws, regulations, rules, codes, ordinances, directives, and orders relating to pollution or to protection of public or employee health or safety or to the environment, including, without limitation, those that relate to any Hazardous Material (as defined herein) ("Environmental Laws"), except, in each case, where noncompliance or liability, individually or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means any pollutant, contaminant or waste, or any hazardous, dangerous, or toxic chemical, material, waste, substance or constituent subject to regulation under any Environmental Law.

                 (xxv) Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

                 (xxvi) The agreement (the "Medallion Acquisition Agreement") to acquire all of the outstanding stock of Intercoast Oil and Gas Company, GED Energy Services, Inc. and Intercoast Gas Services Company and certain Section 29 tax credits (collectively, the "Medallion Acquisition") has been duly and validly authorized by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law in the discretion of the court before which any proceeding thereof may be brought. The U.S. Underwriters and their counsel have been provided with true and complete copies of the Medallion Acquisition Agreement and all schedules, exhibits and amendments thereto, and the Medallion Acquisition Agreement conforms in all materials respects to the description thereof in the Prospectuses.

                 (xxvii) To the knowledge of the Company, each of the representations and warranties of the Company and the other parties to the Medallion Acquisition Agreement are true and correct in all material respects as of the date of this Agreement, and to the knowledge of the Company, there is no condition or exception to any such representations and warranties contained in any schedule to the Medallion Acquisition Agreement that could reasonably be expected to have a Material Adverse Effect.

         2.      PURCHASE AND SALE.

                 (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $_____ per share, the amount of the U.S. Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                 (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to 360,000 shares of the U.S. Option Securities at the same purchase price per share as the Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectuses upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of U.S. Option Securities by the Company and payment therefor to the Company shall be made as provided in Section 3 hereof. The number of shares of the U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the U.S. Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on ____________, 19___, or such later date (not later than ____________, 19___) as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called the "Closing Date"). Delivery of the U.S. Securities shall be made to the Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the

Representatives of the respective aggregate purchase prices of the U.S. Securities being sold by the Company to or upon the order of the Company by [wire transfer of immediately available funds to a bank account designated by the Company]. Delivery of the U.S. Underwritten Securities and the U.S. Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such U.S. Securities shall be made at the office of Vinson & Elkins L.L.P., Houston, Texas. Certificates for the U.S. Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

         The Company agrees to have the U.S. Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

         If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at One New York Plaza, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the U.S. Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement.

         4. OFFERING BY U.S. UNDERWRITERS. It is understood that the several U.S. Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

         5.      AGREEMENTS.

                 (a) The Company agrees with the several U.S. Underwriters that:

                 (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the U.S. Prospectus without your prior consent. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the U.S. Prospectus is otherwise required under Rule 424(b), the Company will cause the U.S. Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives
         (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the U.S. Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the U.S. Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the U.S. Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (ii) If, at any time when a prospectus relating to the U.S. Securities is required to be delivered under the Act, any event occurs as a result of which the U.S. Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the U.S. Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
         Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (2) supply any supplemented U.S. Prospectus to you in such quantities as you may reasonably request.

                 (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (iv) The Company will furnish to the Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a U.S. Underwriter or dealer may be required by the Act, as many copies of each U.S. Preliminary Prospectus and the U.S. Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                 (v) The Company will arrange for the qualification of the U.S. Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the U.S. Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

                 (vi) The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option or other benefit or incentive plans maintained for the Company's officers, directors or employees in effect at the Execution Time, and the Company may issue up to 435,000 shares of Common Stock upon exercise of warrants issued in the Medallion Acquisition.

                 (vii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the U.S. Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                 (b) Each U.S. Underwriter agrees that (i) it is not purchasing any of the U.S. Securities for the account of any non-United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to any non-United States or Canadian Person, and (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of any non-United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to any non-United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the U.S. Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Brothers Inc (or through the Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any non-United States or Canadian Person.

                 (c) The agreements of the U.S. Underwriters set forth in paragraph (b) of this Section 5 shall terminate upon the earlier of the following events:

                 (i) a mutual agreement of the Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (b) of this Section 5 and Section 5(b) of the International Underwriting Agreement; or

                 (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the International Representatives shall have given notice to the Company and the Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed, or (B) the Representatives shall have given notice to the Company and the International Underwriters that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the Representatives or the International Representatives is given, the agreements set forth in such paragraph (b) shall survive until the earlier of (1) the event referred to in clause (i) of this subsection
         (c) or (2) the expiration of an additional period of 30 days from the date of any such notice.

         6. CONDITIONS TO THE OBLIGATIONS OF THE U.S. UNDERWRITERS. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m., New York City time, on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m., New York City time, on such date; if filing of the U.S. Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the U.S. Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b)      The Company shall have furnished to the
         Representatives the opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

                          (i) each of the Company, and the material subsidiaries listed on Schedule II hereto (individually, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                          (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                          (iii)   the Company's authorized equity
                 capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder and under the International Underwriting Agreement by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this Agreement or the International Underwriters as contemplated by the International Underwriting Agreement, will be fully paid and nonassessable; the Securities are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

                          (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectus under the headings "Business -- Regulation" and "Business -- Legal Proceedings" fairly summarize the matters therein described;

                          (v) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectuses (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                          (vi)    this Agreement and the International
                 Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                          (vii) no consent, approval, authorization or order of any court or governmental agency or body is required in connection with the execution and delivery by the Company of this Agreement or the International Underwriting Agreement or the consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws, as to which such state securities or blue sky laws such counsel need not express an opinion;

                          (viii) neither the offer, sale or delivery of the Securities, the execution, delivery or performance by the Company of this Agreement or the International Underwriting Agreement, compliance by the Company with the provisions hereof or thereof nor consummation by the Issuers of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or other organizational documents of the Company or, to such counsel's knowledge, any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its respective properties is bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company pursuant to the terms of any material agreement or instrument known to such counsel to which it is a party or by which it may be bound or to which any of its property or assets is subject, nor (assuming compliance with all applicable securities laws, rules and regulations) will any such action result in any violation in any material respect of any existing law, or any regulation, ruling judgment, injunction, order or decree known to such counsel to be applicable to the Company or any of its properties;

                          (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

                          (x)     neither the Company nor any of its
                 Subsidiaries is an "investment company," or a company "controlled" by an "investment company, " within the meaning of the Investment Company Act of 1940, as amended; and

                          (xi) although such counsel have not undertaken, except as otherwise indicated in their opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, such counsel have participated in conferences with officers and other representatives of the Company, representatives of the U.S. Underwriters, representatives of the independent public accountants and reserve engineers of the Company and other outside counsel to the Company, at which conferences the contents of the Registration Statement and related matters were discussed and relying as to materiality to a large extent upon the analyses, judgments and opinion of officers and other representatives of the Company, nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data or reserve information included or incorporated by reference in the Registration Statement and information furnished by or on behalf of the U.S. Underwriters).

         In rendering the foregoing opinion, Mayor, Day, Caldwell & Keeton, L.L.P. may state that such opinion is limited to the Federal laws of the United States, the laws of the State of New York, the laws of the State of Texas and the General Corporation Law of the State of Delaware, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, such counsel may state that they have relied (i) as to certain matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible and (ii) as to matters of New Jersey law, on the opinion of Orloff, Lowenbach, Stifelman & Siegel.

                 (c) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the U.S. Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses, this Agreement and the International Underwriting Agreement and that:

                          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                          (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto); and

                          (iv) to the knowledge of such officer, the representations and warranties of the other parties to the Medallion Acquisition Agreement are true and correct in all material respects as if made on and as of the Closing Date (other than to the extent that such representation or warranty is expressly made as to only a certain other date); and

                          (v) to the knowledge of such officer, subsequent to the date the financial information regarding the Intercoast Entities is provided in the Prospectuses, there has not been any Material Adverse Effect, or development involving a prospective Material Adverse Effect, with respect to the business and operations of the Intercoast Entities; and

                          (vi) the Company has, and the Intercoast Entities have certified to the Company that they have, complied in all material respects with all agreements and covenants in the Medallion Acquisition Agreement, that all conditions precedent set forth therein have been satisfied, and that there have been no material amendments, alterations, modifications or additional agreements with respect to the Medallion Acquisition Agreement since the respective dates of the execution and delivery thereof by the parties thereto (other than any such amendments, alterations, modifications or additional agreements of which copies have been provided to the U.S. Underwriters).

                 (e) The U.S. Underwriters shall have received the legal opinions of _______________ delivered in connection with the Medallion Acquisition Agreement. Each legal opinion delivered to the U.S. Underwriters pursuant to this Section 6(e) shall indicate that, or be attached to a letter of the author thereof dated the Closing Date stating that, the U.S. Underwriters shall have the right to rely upon such legal opinion.

                 (f) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                          (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries, the Intercoast Entities and the Sawyer Canyon Properties, their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the nine-month period ended September 30, 1996, and as at September 30, 1996; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and the Subsidiaries, the Intercoast Entities and the Sawyer Canyon Properties; and inquiries of certain officials of the Company, the Intercoast Entities and the Sawyer Canyon Properties who have responsibility for financial and accounting matters of the Company and its subsidiaries, the Intercoast Entities and the Sawyer Canyon Properties as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                                  (1)      any unaudited financial statements
                          included in the Registration Statement and the Prospectuses do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-3; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses; or

                                  (2)      with respect to the period
                          subsequent to September 30, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the September 30, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from October 1, 1990 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus; and

                          (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectuses (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company and the Intercoast Entities who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         References to the U.S. Prospectus in this paragraph (f) includes any supplement thereto at the date of the letter.

                 (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

                 (h) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the Execution Time without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts.

                 (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                 (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                 (k) The closing of the purchase of the International Securities to be issued and sold by the Company pursuant to the International Underwriting Agreement shall occur concurrently with the closing described herein.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the U.S. Underwriters, this Agreement and all obligations of the U.S. Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and in writing or by telephone or telegraph confirmed in writing.

         7. REIMBURSEMENT OF U.S. UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8.      INDEMNIFICATION AND CONTRIBUTION.

                 (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any U.S. or International Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses, and you, as the Representatives, confirm that such statements are correct.

                 (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the U.S. Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the U.S. Underwriters from the offering of the Securities; provided, however, that in no case shall any (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the U.S. Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the U.S. Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the U.S. Underwriters. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a U.S. Underwriter shall have the same rights to contribution as such and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. DEFAULT BY A U.S. UNDERWRITER. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this Agreement will terminate without liability to any nondefaulting U.S. Underwriter or the Company. In the event of a default by any U.S. Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the U.S. Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company and any nondefaulting U.S. Underwriter for damages occasioned by its default hereunder.

         10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

         11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the U.S. Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities.
The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at attention of the legal department.

         13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several U.S. Underwriters.



                                             Very truly yours,

                                             KCS ENERGY, INC.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON BROTHERS INC
DILLON, READ & CO. INC.
PRUDENTIAL SECURITIES INC.
MORGAN KEEGAN & COMPANY, INC.
SOUTHCOAST CAPITAL CORPORATION


BY:      SALOMON BROTHERS INC


By
  ---------------------------------------
     Vice President

For themselves and the other several Under-writers named in Schedule I to the foregoing
Agreement.

                                  SCHEDULE I


                                                               NUMBER OF SHARES OF
                                                             UNDERWRITTEN SECURITIES
UNDERWRITERS                                                     TO BE PURCHASED
------------                                                 -----------------------
Salomon Brothers Inc  . . . . . . . . . . . . . . . . . .
Dillon, Read & Co. Inc. . . . . . . . . . . . . . . . . .
Prudential Securities Inc.  . . . . . . . . . . . . . . .
Morgan Keegan & Company, Inc. . . . . . . . . . . . . . .
Southcoast Capital Corporation  . . . . . . . . . . . . .



                                                                   -----------

                 Total  . . . . . . . . . . . . . . . . .          2,400,000
                                                                   ===========

                                  SCHEDULE II

Subsidiaries

                                                                       EXHIBIT A



                                KCS ENERGY, INC.

                        Public Offering of Common Stock

                                                                          , 1996

Salomon Brothers Inc
Dillon, Read & Co. Inc.
Morgan Keegan & Company, Inc.
Prudential Securities Inc.
Southcoast Capital Corporation
         As Representatives of the several U.S. Underwriters and
Salomon Brothers International Limited
Dillon, Read & Co. Inc.
Prudential-Bache Securities
Morgan Keegan & Company, Inc.
Southcoast Capital Corporation
         As International Representatives of the several
         International Underwriters

c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

         This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") and International Underwriting Agreement (together with the U.S. Underwriting Agreement the "Underwriting Agreements"), between KCS Energy, Inc., a Delaware corporation (the "Company"), and each of you as respective representatives of a group of U.S. Underwriters and International Underwriters named therein (collectively, the "Underwriters"), relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

         In order to induce you and the other Underwriters to enter into the Underwriting Agreements, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the day on which the Underwriting Agreements are executed without the prior consent of Salomon Brothers Inc and Salomon Brothers International Limited, other than shares of Common Stock disposed of as bona fide gifts.

                 If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.



                                            Yours very truly,


                                            ----------------------------------
                                            Name:
                                            Address:
                                                    --------------------------

                                                    --------------------------

                                                    --------------------------

                                                                       EXHIBIT B

List of Persons to sign lock-up letter:

James W. Christmas
C.R. Devine
Henry A. Jurand
Harry Lee Stout
William E. Warnock, Jr.
G. Stanton Geary
Stewart B. Kean
James E. Murphy, Jr.
Robert G. Raynolds
Joel D. Siegel
Christopher A. Viggiano